EXHIBIT 17.0

                             Michael Tay
                     1422 Chestnut St., Suite 410
                     Philadelphia, PA 19102-2510
                         Tel: (215) 569-9175
                         Fax: (215) 569-4710



October 30, 2000

Soloman Lam
President & CEO
Conservation Anglers Mfg., Inc.
11863 Wimbledon Circle, #418
Wellington, FL 33414


Dear Mr. Lam,

Effective immediately, I am resigning as Director, President, Secretary and Treasurer of First Philadelphia Capital Corp., now known as Conservation Anglers Mfg., Inc. My final act as President of the corporation was to ensure that the company is current in all of its financial reports as required by the Securities and Exchange Commission under the Securities Exchange Act of 1934.


                                     Sincerely,

                                     /s/ Michael Tay
                                     ---------------
                                     Michael Tay